Exhibit 10.2

GUARANTY

This Guaranty, dated as of December 8, 2021 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guaranty”), is made by and between each of the Persons identified as Guarantors on the signature pages hereof (each, an “Initial Guarantor”) and each other guarantor that hereafter becomes a party hereto in accordance with Section 6.11 of the Credit Agreement (as defined below) and by executing a Guaranty Supplement in the form attached hereto as Exhibit A (collectively, the “Guarantors”), in favor of U.S. Bank National Association, a national banking association, in its capacity as Administrative Agent for the Lenders under the Credit Agreement dated as of even date herewith, between Palomar Holdings, Inc., a Delaware corporation (the “Borrower”), the Lenders, the Administrative Agent, and U.S. Bank National Association, a national banking association, as Syndication Agent, Documentation Agent and Sole Lead Arranger and Sole Book Runner (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

It is a condition precedent to the extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors execute and deliver this Guaranty.

In consideration of the direct and indirect financial and other support and benefits that the Borrower has provided, and such direct and indirect financial and other support and benefits as the Borrower may in the future provide, to each Guarantor, and in consideration of the increased ability of the Guarantors to receive funds from Borrowings, which significantly facilitates the business operations of the Borrower and the Guarantors, and to induce the Lenders and the Administrative Agent to enter into the Credit Agreement, to make the Loans, and to issue the Letters of Credit (on behalf of Borrower, Guarantor or otherwise as provided in the Credit Agreement), each of the Guarantors is willing to guarantee the Obligations.

In consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.
(a)Capitalized terms used and not defined herein have the meanings given in the Credit Agreement.
(b)As used in this Guaranty:

“Allocable Amount” means, as of any date of determination, the excess of the value of the property of the applicable Guarantor at a fair valuation over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof).

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code (11 U.S.C. § 101 et seq.) or any successor statute.

“Credit Agreement” is defined in the opening paragraph hereof.

“Deposits” is defined in Section 17.

“Guaranteed Parties” means each of the holders of the Obligations, including without limitation the Lenders, the Issuing Banks, the Administrative Agent, any Affiliate of a Lender that holds Obligations in respect of Cash Management Services and Lender-Provided Swaps, each Indemnitee, and the successors and permitted transferees and assigns of each of the foregoing (other than transferees and assigns of Obligations in respect of Cash Management Services and Lender-Provided Swaps that are not Lenders or Affiliates thereof).

“Guarantor Payment” is defined in Section 8(a).

“Guarantors” is defined in the opening paragraph hereof.

“Guaranty” is defined in the opening paragraph hereof.

“Initial Guarantors” is defined in the opening paragraph hereof.

“Insolvency Event” is defined in Section 7(b).

“Intercompany Indebtedness” is defined in Section 7(b).

“Payment in Full” means the full and indefeasible payment of the Obligations (other than Unliquidated Obligations) in cash, the termination or expiry (or in the case of all Letters of Credit, Cash Collateralization) of the Commitments and the Letters of Credit, the termination of the Credit Agreement, and the satisfaction of all outstanding Obligations under the agreements evidencing Lender-Provided Swaps and Cash Management Services.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Section” means a numbered section of this Guaranty, unless another document is specifically referenced.

“Supplement” means a Guaranty Supplement substantially in the form of Exhibit A hereto or such other form as is acceptable to the Administrative Agent.

“Unliquidated Obligations” means, at any time, any Obligations (including any guaranty) that are contingent in nature or unliquidated at such time, including without limitation any Obligation (a) to reimburse any Issuing Bank for drawings not yet made under a Letter of Credit or (b) to provide collateral to secure any contingent or unliquidated Obligations.

2.Representations, Warranties and Covenants. Each Guarantor represents and warrants on the date such Guarantor becomes a party hereto and on any date thereafter on which representations or warranties are made under the Credit Agreement to any Guaranteed Parties that:
(a)It is a corporation, partnership or limited liability company duly and properly incorporated or formed, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
(b)It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by each Guarantor of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate, limited liability company, or partnership proceedings, and the Guaranty constitutes legal, valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally.
(c)Neither the execution and delivery by such Guarantor of the Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (a) any Law, order, writ, judgment, injunction, decree or award binding on such Guarantor, (b) such Guarantor’s Constituent Documents, or (c) any indenture, instrument or agreement to which such Guarantor is a party or is subject, or by which it or its Property may be bound or affected, conflict with or be a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Guarantor. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, that has not been obtained is required to be obtained by such Guarantor in connection with the execution and delivery of this Guaranty, the payment and performance of the Obligations, or the legality, validity, binding effect or enforceability of any of the Loan Documents.
(d)As of the date hereof, and each day that the Borrower or a Subsidiary enters into a Swap, such Guarantor is an “eligible contract participant” as defined in the Commodity Exchange Act.
(e)(i) It did not rely on any representation, assurance or agreement, oral or written, not expressly set forth in this Guaranty in reaching its decisions to enter into this Guaranty and no promises or other representations have been made to such Guarantor which conflict with the written terms of this Guaranty; (ii) it has read and understands the terms and conditions contained in this Guaranty and the other Loan Documents executed in connection with this Guaranty, (iii) its legal counsel has carefully reviewed all of the Loan Documents (including, without limitation, this Guaranty) and it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Guaranty and all other Loan Documents, (iv) it is satisfied with its legal counsel and the advice received from it, and (v) it has relied only on its review of this Guaranty and the other Loan Documents and its own legal counsel's advice and representations (and it has not relied on any advice or representations from Administrative Agent or any Lender, or any of Administrative Agent's or any Lender's officers, employees, agents or attorneys). No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature may be used to supplement, modify or vary any of the terms hereof.

Each Guarantor covenants that, until Payment in Full, it will fully comply with those covenants and agreements applicable to such Guarantor set forth in the Credit Agreement.

3.The Guaranty. Subject to Section 25 below, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally with the other Guarantors, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations. If any or all of the Obligations become due and payable or an Event of Default exists, subject to any applicable grace or notice and cure period, each Guarantor shall forthwith on demand pay or perform such Obligation as specified in the relevant Loan Document or agreement governing Lender-Provided Swaps or Cash Management Services. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder are not subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar Law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, the parties hereto intend that any rights of subrogation, indemnification or contribution that such Guarantor may have under this Guaranty, any other agreement or Applicable Law shall be taken into account..
4.Guaranty Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(a)any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Obligations;
(b)any modification or amendment of or supplement to any Loan Document or any agreement evidencing Lender-Provided Swaps or Cash Management Services,

including, without limitation, any amendment that increases the amount of, or the interest rates or fees applicable to, any of the Obligations;
(c)(i) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Obligations or any part thereof, any other guaranties of the Obligations or any part thereof, or any other obligation of any Person with respect to the Obligations or any part thereof or (ii) any nonperfection or invalidity of any direct or indirect security for the Obligations;
(d)(i) any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Borrower or any other guarantor of any of the Obligations, (ii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other guarantor of the Obligations, or any of their respective Property, or (iii) any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Obligations;
(e)the existence of any claim, setoff or other rights the Guarantors may have at any time against the Borrower, any other guarantor of any of the Obligations, any Guaranteed Party, or any other Person, whether in connection herewith or in connection with any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
(f)the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Obligations, for any reason related to the Loan Documents or any agreement evidencing Lender-Provided Swaps or Cash Management Services;
(g)the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any collateral for the Obligations;
(h)the election by, or on behalf of, any one or more of the Guaranteed Parties in any proceeding instituted under the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code;
(i)any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;
(j)the disallowance under Section 502 of the Bankruptcy Code of all or any portion of the claims of the Guaranteed Parties for repayment of all or any part of the Obligations;
(k)the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(l)any other act, omission, or delay of any kind by the Borrower, any other guarantor of the Obligations, any Guaranteed Party, or any other Person or any other circumstance that might, but for this Section 4, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder or otherwise reduce, release, prejudice or extinguish its liability under this Guaranty, other than payment of the obligations that is not subsequently reversed or rescinded.
5.Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor’s obligations hereunder shall remain in full force and effect until Payment in Full, upon which the guarantees made hereunder shall automatically terminate. If at any time any payment of any Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Guaranteed Party in its discretion), each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. The parties hereto acknowledge and agree that each Obligation shall be due and payable in Dollars in the amount due.
6.	General Waivers; Additional Waivers.
(a)General Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Obligations, or any other Person.
(b)Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives, to the fullest extent permitted by law:
(i)any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;
(ii)(A) notice of acceptance hereof; (B) notice of any Loans or Letters of Credit or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (C) notice of the amount of the Obligations, subject, however, to each Guarantor’s right to make inquiry of the Administrative Agent to ascertain the amount of the Obligations at any reasonable time; (D) notice of any adverse change in the financial condition of the Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (E) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (F) notice of any Default or Event of Default; and (G) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the other Loan Documents) and demands to which each Guarantor might otherwise be entitled;
(iii)(A) any right it may have to require any Guaranteed Party to institute suit or exhaust any rights and remedies against the other Guarantors or any third party, or against any collateral provided by the other Guarantors or any third party and any (B) defense arising by reason of any disability or other defense (other than the defense that the Obligations have been fully and finally performed and indefeasibly paid in full in cash) of the other Guarantors or by reason of the cessation from any cause whatsoever of the liability of the other Guarantors in respect thereof;
(iv)(A) any rights to assert against any Guaranteed Party any defense (legal or equitable), setoff, counterclaim, or claim such Guarantor may now or at any time hereafter have in respect of such Guarantor’s obligations hereunder (whether against the other Guarantors or any other party liable to any Guaranteed Party or otherwise); (B) any defense, setoff, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (C) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of (1) the impairment or suspension of the Guaranteed Parties’ rights or remedies against any other guarantor of the Obligations, (2) the alteration of the Obligations, (3) any discharge of any other Guarantor’s obligations to the Guaranteed Parties by operation of law as a result of any of the Guaranteed Parties’ intervention or omission, or (4) the acceptance by any Guaranteed Party of anything in partial satisfaction of the Obligations; and (D) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act that defers or delays the operation of any statute of limitations applicable to the Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor's liability hereunder; and
(v)any defense arising by reason of or deriving from (A) any claim or defense based upon an election of remedies by any Guaranteed Party or (B) any election by any Guaranteed Party under the Bankruptcy Code to limit the amount of, or any collateral securing, its claim against the Guarantors.
7.	Subordination of Subrogation; Subordination of Intercompany Indebtedness.
(a)Subordination of Subrogation. Until Payment in Full, each Guarantor (i) shall have no right of subrogation with respect to the Obligations, (ii) shall have no right to enforce any remedy any Guaranteed Party may now or hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Obligations, or any other Person, and (iii) shall not be entitled any benefit of, and any right to participate in, any collateral given to the Guaranteed Parties to secure the payment or performance of all or any part of the Obligations or any other liability of the Borrower to any Guaranteed Party. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, until Payment in Full, each Guarantor hereby expressly and irrevocably (x) subordinates any and all its rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or setoff to the payment in full in cash of the Obligations and (y) waives any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Guaranteed Parties and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Guaranteed Parties and their successors and assigns are intended third-party beneficiaries of the waivers and agreements in this Section 7(a).
(b)Subordination of Intercompany Indebtedness. Each Guarantor agrees that any and all claims it has against (a) any other Loan Party in respect of Indebtedness (“Intercompany Indebtedness”), (b) any endorser, obligor or any other guarantor of all or any part of the Obligations, or (c) any of their respective Property are subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations; provided that such Guarantor may receive payments with respect to Intercompany Indebtedness to the extent not prohibited by the Loan Documents. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Loan Party, all rights and Liens of such Guarantor, whether now or hereafter arising and howsoever existing, in any Property of any other Loan Party are subordinated to the rights of the Administrative Agent in such Property until Payment in Full. No Guarantor shall have any right to foreclose upon any such Property, whether by judicial action or otherwise, until Payment in Full.  Each Guarantor agrees that until Payment in Full, no Guarantor will assign or transfer to any Person (other than the Administrative Agent or another Guarantor) any claim any such Guarantor has or may have against any Loan Party.
8.	Contribution with Respect to Obligations.
(a)Subject to Section 25, if the payments of any Guarantor under this Guaranty exceed the amount that would have been paid by such Guarantor if each payment under this Guaranty had been allocated among the Guarantors in proportion to their respective Allocable Amounts (as determined immediately before such payment), then, following Payment in Full, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon the allocation described above, giving effect to all payments made by other Guarantors so as to maximize the amount of such contributions.
(b)This Section 8 is intended only to define the relative rights of the Guarantors and shall not impair the joint and several nature of the obligations of the Guarantors hereunder.
(c)The parties hereto acknowledge that the rights of contribution and indemnification hereunder constitute assets of the Guarantors to which such contribution and indemnification is owing.
9.Stay of Acceleration. If acceleration of the time for payment of any Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates, all such Obligations shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.
10.Notices. Any notice required or permitted to be given under this Guaranty shall be sent (and deemed received) in the manner set forth in Section 10.1 of the Credit Agreement, with respect to the Administrative Agent, at its address specified pursuant thereto and, with respect to any Guarantor, in the care of the Borrower at its address specified pursuant thereto.
11.No Waivers. No failure or delay by any Guaranteed Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the other Loan Documents, and any agreements evidencing Lender-Provided Swaps or Cash Management Services are cumulative and not exclusive of any rights or remedies provided by Law.
12.Successors and Assigns. This Guaranty shall be binding upon and inure to the benefit of the Guarantors, their respective successors and permitted assigns, the Administrative Agent, and the Guaranteed Parties, except that no Guarantor may assign its rights or delegate its obligations hereunder without the prior written consent of the Administrative Agent.
13.Amendments. Other than in connection with the addition of Guarantors, this Guaranty may not be changed, waived, discharged or terminated except in writing signed by each of the Guarantors and the Administrative Agent.
14.Governing Law; Jurisdiction.
(a)Governing Law. This Guaranty and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of California.
(b)Jurisdiction. Each Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Guaranteed Party or any Related Party thereof in any way relating to this Guaranty in any forum other than the courts of the State of California sitting in San Diego County, and of the United States District Court located in San Diego County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such state court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any Guaranteed Party may otherwise have to bring any action or proceeding relating to this Guaranty against any Guarantor or its properties in the courts of any jurisdiction.
(c)Waiver of Venue. Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty in any court referred to in Section 14(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10. Nothing in this Guaranty shall affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
(e)WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT APPLICABLE UNDER APPLICABLE LAW, EACH GUARANTOR AND THE ADMINISTRATIVE AGENT WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR THE RELATIONSHIP ESTABLISHED HEREUNDER.
15.No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. If an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of this Guaranty.
16.Taxes and Expenses. Taxes, costs, fees and expenses in respect of this Guaranty shall be paid as required by Sections 3.5 and 10.3 of the Credit Agreement. For purposes hereof, each Guarantor shall have the same payment and reimbursement obligations as the Borrower under such Sections. Any and all costs and expenses incurred by the Guarantors in the performance hereof shall be borne solely by the Guarantors.
17.Setoff. In addition to, and without limitation of, any rights of the Lenders under Applicable Law, but subject to Section 25, if any Event of Default has occurred and is continuing, each Guarantor authorizes each Lender, each Issuing Bank, and each of their respective Affiliates, with the prior written consent of the Administrative Agent, to offset and apply all deposits (including all account balances, whether provisional or final and whether or not collected or available) of such Guarantor with such Lender or any Affiliate of such Lender (the “Deposits”) toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, are contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such Deposit; provided that if any Defaulting Lender exercises such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 of the Credit Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
18.Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, the other Guarantors and any endorsers and other guarantors of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof that diligent inquiry would reveal. None of the Guaranteed Parties shall have any duty to advise any Guarantor of information known to such Guaranteed Party regarding such condition or any such circumstances. If any Guaranteed Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Guaranteed Party shall be under no obligation to make any other or future disclosures of such information or any other information to such Guarantor.
19.Severability. Any provision in this Guaranty that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Guaranty are declared to be severable.
20.Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between each Guarantor and any of the Guaranteed Parties.
21.Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.
22.[Intentionally Deleted].
23.Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of all Swap Obligations; provided that each Qualified ECP Guarantor shall only be liable under this Section 23 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 23, or otherwise under this Guaranty, voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section 23 shall remain in full force and effect until Payment in Full. Each Qualified ECP Guarantor intends that this Section 23 constitute, and this Section 23 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. Notwithstanding anything herein to the contrary, if a Guarantor or a Swap Counterparty makes a written representation to the Guaranteed Parties in connection with this Guaranty, a swap, or any master agreement governing a swap to the effect that such Guarantor is or will be an “eligible contract participant” as defined in the Commodity Exchange Act on the date the Guaranty becomes effective with respect to such swap (this date shall be the date of the execution of the swap if the Guaranty is then in effect with respect to such Guarantor, and otherwise it shall be the date of execution and delivery of the Guaranty by such Guarantor unless the Guaranty specifies a subsequent effective date), and such representation proves to have been incorrect when made or deemed to have been made, the Guaranteed Parties reserve all of their contractual and other rights and remedies, at law or in equity, including (to the extent permitted by Applicable Law) the right to claim, and pursue a separate cause of action, for damages as a result of such misrepresentation; provided that such Guarantor’s liability for such damages shall not exceed the amount of the Excluded Swap Obligations with respect to such swap.
24.PATRIOT Act. Each Lender subject to the PATRIOT Act hereby notifies each Guarantor that, pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies such Guarantor, which information includes the name and address of such Guarantor and other information that will allow such Lender to identify such Guarantor in accordance with the PATRIOT Act.
25.Limitations on Liability.
(a)Notwithstanding anything to the contrary contained in this Guaranty, (i) in accordance with the Insurance Code of each Guarantor that is an Insurance Subsidiary, the amount guaranteed by such Insurance Subsidiary under this Guaranty shall in no event exceed an amount equal to the lesser of (x) all Obligations owing under the Loan Documents, and (y) the lesser of (1) an amount equal to one-half of 1 percent of each such Insurance Subsidiary’s admitted assets and (2) 10 percent of each such Insurance Subsidiary’s Statutory Surplus, in each case as of the December 31st immediately preceding the date of determination thereof, and (ii) any such guarantee by an Insurance Subsidiary shall be required solely to the extent such guarantee does not (x) violate any Applicable Law or (y) require any regulatory filing with the Applicable Insurance Regulatory Authority of such Insurance Subsidiary.
(b)Nothing in the foregoing shall affect the joint and several nature of the obligations of any Guarantor under this Guaranty. So long as any guaranteed Obligations remain outstanding, no Guarantor may claim or contend that any payments received by Administrative Agent or Lenders from the Borrower, any other Guarantor, or otherwise shall have reduced or discharged such Guarantor's liability or obligations with respect to the outstanding guaranteed Obligations hereunder. Nothing contained in this Section 25 shall be deemed to (a) limit or otherwise impair any of the waivers or agreements of the Guarantors contained in this Guaranty, (b) require Administrative Agent or Lenders to proceed against Borrower or any collateral for the Loans before proceeding against any Guarantor, or (c) limit or otherwise impair any rights Administrative Agent and Lenders under this Guaranty.
26.State Specific Provisions. Attached hereto and incorporated into this Agreement is an Addendum that contains state specific provisions. In the event of any inconsistencies between the terms and conditions of such Addendum and the other terms and conditions of this Agreement, the terms of the Addendum will control and be binding.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each Initial Guarantor has executed this Guaranty as of the date first above written.

Palomar Insurance Holdings, Inc.,

a Delaware corporation

By:/s/ David McDonald Armstrong
Name:David McDonald Armstrong
Title:Chief Executive Officer

Palomar Specialty Insurance Company,

an Oregon corporation

By:/s/ David McDonald Armstrong
Name:David McDonald Armstrong
Title:President

Palomar Excess and Surplus Insurance Company,

an Arizona corporation

By:/s/ Jon Knutzen
Name:Jon Knutzen
Title:President

Palomar Insurance Agency, Inc.,

a California corporation

By:/s/ David McDonald Armstrong
Name:David McDonald Armstrong
Title:Chief Executive Officer

[signatures continue on following page]

Signature Page to Guaranty

Acknowledged and Agreed to:

U.S. BANK NATIONAL ASSOCIATION,

a national banking association, as Administrative Agent

By:/s/ Yandro Valdez
Name:Yandro Valdez
Title:Senor Vice President

Signature Page to Guaranty

EXHIBIT A

FORM OF GUARANTY SUPPLEMENT

This Guaranty Supplement is dated as of [●], 20[●], and given by [●], a[n] [●] (the “New Guarantor”), in favor of the Administrative Agent. Reference is made to the Guaranty dated as of December 8, 2021, made by each Guarantor now or hereafter a party thereto, in favor of the Administrative Agent (as amended, restated, supplemented, or otherwise modified from time to time, the “Guaranty”). Capitalized terms used and not defined herein shall have the meanings given to them in the Guaranty.

By its execution below, the New Guarantor (a) agrees to become, and does hereby become, a Guarantor and agrees to be bound by the Guaranty as if originally a party thereto and (b) represents and warrants as to itself that all of the representations and warranties in Section 1 of the Guaranty are true and correct in all respects as of the date hereof. The New Guarantor shall comply with all obligations of a Guarantor under the Guaranty.

IN WITNESS WHEREOF, the New Guarantor has executed and delivered this Guaranty Supplement as of the date first above written.

[●]

By:
Name:[●]
Title:[●]

ADDENDUM TO GUARANTY

1.Each of the undersigned Guarantors and each of the other Guarantors now or hereafter a party to the Guaranty (individually and collectively, “Guarantor”) waives all rights and defenses described in California Civil Code Section 2856(a), including the following: (a) rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Guarantor or by reason of California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433, (b) any rights or defenses Guarantor may have in respect of his or her obligations as a guarantor or other surety by reason of any election of remedies by Administrative Agent and/or any Lender, and (c) any rights or defenses Guarantor may have because the Notes may, at any time, be secured by real property or an estate for years.
2.Guarantor waives all rights or defenses that are based upon, directly or indirectly, the application of Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure to the Notes.
3.Guarantor waives all rights and defenses that Guarantor may have because Borrower’s debt is, or may at any time be, secured by real property. This means, among other things:
(a)Administrative Agent and/or any Lender may collect from Guarantor without first foreclosing on any real or personal property collateral (if any) pledged by Borrower.
(b)If Administrative Agent and/or any Lender forecloses on any real property collateral pledged by Borrower:
(i)The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.
(ii)Administrative Agent and/or any Lender may collect from Guarantor even if Administrative Agent and/or any such Lender, by foreclosing on the real property collateral (if any), has destroyed any right Guarantor may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt is, or at any time may be, secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

4.Guarantor waives all rights and defenses arising out of an election of remedies by Administrative Agent and/or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.
5.Without limiting any of the other waivers and provisions set forth in this Guaranty, Guarantor hereby waives:
(i)Any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, and any and all other suretyship defenses now or hereafter available to it under applicable law.

(ii)Any and all rights or defenses Guarantor may have by reason of protection afforded to the principal with respect to any of the Obligations or to any other guarantor of any of the Obligations with respect to such guarantor's obligations under its guaranty, in either case, pursuant to the anti-deficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such other guarantor's obligations.
(iii)All benefits of any statute of limitations affecting Guarantor's liability under or the enforcement of this Guaranty or any of Borrower's obligations under any of the Loan Documents or any security therefor.
6.Guarantor hereby acknowledges that:  (i) the obligations undertaken by Guarantor in this Guaranty are complex in nature, (ii) numerous possible defenses to the enforceability of these obligations of Guarantor may presently exist and/or may arise hereafter, and (iii) as part of Administrative Agent's and Lenders' consideration for entering into the Loan Documents, and for Lenders' making the Loan, Administrative Agent and Lenders have specifically bargained for the waiver and relinquishment by Guarantor of all such defenses.  Given all of the above, Guarantor does hereby represent and confirm to Administrative Agent and Lenders that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand:  (A) the nature of all such possible defenses, (B) the circumstances under which such defenses may arise, (C) the benefits which such defenses might confer upon Guarantor, and (D) the legal consequences to Guarantor of waiving such defenses.  Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Administrative Agent and Lenders, and that Administrative Agent and Lender are induced to enter into the Loan Documents, and Lenders are induced to make the Loan, in material reliance upon the presumed full enforceability thereof.
7.Guarantor agrees that any indebtedness or obligations which remain owing under the Loan Documents after the application of payments received from Borrower and the application of proceeds received from any foreclosure of any collateral, if any (or after application of the credit bid of the Administrative Agent or any Lender at any foreclosure sale) and other liquidation of the collateral for the Loan, shall be deemed to be part of the Guaranteed Obligations guaranteed hereby (subject to the express limitations set forth in the Guaranty); and Guarantor may not claim or contend so long as any such indebtedness or obligations guaranteed hereby remain outstanding that any payments received by Administrative Agent or Lenders from Borrower or otherwise, or proceeds received by Administrative Agent or Lenders on the liquidation of any collateral for the Loan, shall have reduced or discharged Guarantor's liability or obligations hereunder.  Nothing contained in this Section shall be deemed to (a) limit or otherwise impair any of the waivers or agreements of Guarantor contained in the other Sections of this Guaranty, (b) require Administrative Agent or Lenders to proceed against Borrower or any collateral for the Loan before proceeding against Guarantor (any such requirement having been specifically waived), or (c) limit or otherwise impair any rights Administrative Agent and Lenders would have in the absence of this Section.
8.This Guaranty is in addition to and independent of (and shall not be limited by) any other guaranty now existing or hereafter given by Guarantor or any other guarantors of Borrower's obligations to Administrative Agent and Lenders.
9.Before signing this Guaranty, Guarantor investigated the financial condition and business operations of Borrower and such other matters as Guarantor deemed appropriate to assure itself of Borrower’s ability to discharge its obligations under the Loan Documents.  Guarantor assumes full responsibility for that due diligence, as well as for keeping informed of all matters which may affect Borrower’s ability to pay and perform its obligations to Administrative Agent and the Lenders.  Neither Administrative Agent, nor any Lender have any duty to disclose to Guarantor any information that

Administrative Agent and/or any Lender may have or receive about Borrower’s financial condition or business operations or any other circumstances bearing on Borrower’s ability to perform.  Guarantor further represents and warrants that Guarantor has reviewed and approved copies of the Loan Documents and is fully informed of the remedies Administrative Agent and Lenders may pursue, with or without notice to Borrower, in the event of an Event of Default under the Notes or other Loan Documents.
10.Guarantor hereby waives any right Guarantor might otherwise have under California Civil Code Section 2822 or similar law or otherwise to have Borrower designate the portion of any indebtedness and obligations to be satisfied in the event that Borrower provides partial satisfaction of such indebtedness and obligations.
11.The jury trial waiver set forth in Section 14 of the Guaranty is made in connection with the following judicial reference agreement:
(A)Judicial Reference.
(a)Any and all disputes, claims and controversies arising out of, connected with or relating to this Guaranty or any other Loan Document or the transactions contemplated thereby (individually, a “Dispute”) that are brought before a forum in which pre-dispute waivers of the right to trial by jury are invalid under applicable law shall be subject to the terms of this Section 11 in lieu of the jury trial waivers otherwise provided in the Loan Documents. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to judicial reference, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Notwithstanding the foregoing, this paragraph shall not apply to any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any similar master agreement governing any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, fixed-price physical delivery contracts, whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing).

(b)Any and all Disputes shall be heard by a referee and resolved by judicial reference pursuant to California Code of Civil Procedure (“CCCP”) §§ 638 et seq.

(c)The referee shall be a retired California state court judge or an attorney licensed to practice law in the State of California with at least 10 years’ experience practicing commercial law. The parties hereto (the “Parties”) shall not seek to appoint a referee that may be disqualified pursuant to CCCP § 641 or § 641.2 without the prior written consent of all Parties. If the Parties are unable to agree upon a referee within 10 calendar days after one Party serves a written notice of intent for judicial reference upon the other Parties, then the referee will be selected by the court in accordance with CCCP § 640(b).

(d)The referee shall render a written statement of decision and shall conduct the proceedings in accordance with the CCCP, the Rules of Court, and the California Evidence Code, except as otherwise specifically agreed by the Parties and approved by the referee. The referee’s statement of decision shall set forth findings of fact and conclusions of law. The decision of the referee shall be entered as a judgment in the court in accordance with CCCP §§ 644 and 645. The decision of the referee shall be appealable to the same extent and in the same manner that such decision would be appealable if rendered by a judge of the superior court.

(e)Notwithstanding the preceding agreement to submit Disputes to a judicial referee, the Parties and the other Loan Documents preserve, without diminution, certain rights and remedies at law or equity and under the Loan Documents that such Parties may employ or exercise freely, either alone or in conjunction with or during a Dispute. Each Party shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (ii) all rights of self-help including peaceful occupation of property and collection of rents, setoff, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of a judicial referee to grant similar remedies that may be requested by a party in a Dispute. No provision in the Loan Documents regarding submission to jurisdiction or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for judicial reference of any Dispute. The Parties do not waive any applicable federal or state substantive law (including without limitation the protections afforded to banks under 12 U.S.C. § 91 or any similar applicable state law) except as provided herein.

(f)If a Dispute includes multiple claims, some of which are found not subject to this Section 11, the Parties shall stay the proceedings of the claims not subject to this Section 11until all other claims are resolved in accordance with this Section 11. If there are Disputes by or against multiple parties, some of which are not subject to this Section 11, the Parties shall sever the Disputes subject to this Section 11 and resolve them in accordance with this Section 11.

(g)During the pendency of any Dispute that is submitted to judicial reference in accordance with this Section 11, each of the Parties to such Dispute shall bear equal shares of the fees charged and costs incurred by the referee in performing the services described in this Section 11. The compensation of the referee shall not exceed the prevailing rate for like services. The prevailing Party shall be entitled to reasonable court costs and legal fees, including customary attorney fees, expert witness fees, paralegal fees, the fees of the referee and other reasonable costs and disbursements charged to the party by its counsel, in such amount as is determined by the referee. In the event of any challenge to the legality or enforceability of this Section 10.25, the prevailing Party shall be entitled to recover the costs and expenses from the non-prevailing Party, including reasonable attorneys’ fees, incurred by it in connection therewith.

THIS SECTION 11 CONSTITUTES A “REFERENCE AGREEMENT” BETWEEN THE PARTIES WITHIN THE MEANING OF AND FOR PURPOSES OF CCCP § 638.  ADDITIONALLY, THE FOREGOING JUDICIAL REFERENCE AGREEMENT IS MEANT TO RESTATE THE JUDICIAL REFERENCE PROVISIONS IN SECTION 10.25 OF THE CREDIT AGREEMENT AS TO GUARANTORS AND SHALL BE APPLIED ACCORDINGLY.

12.Guarantor, by executing below, expressly represents and warrants that it did not rely on any representation, assurance or agreement, oral or written, not expressly set forth in this Guaranty in reaching its decisions to enter into this Guaranty and that no promises or other representations have been made to Guarantor which conflict with the written terms of this Guaranty.  Guarantor represents to Administrative Agent and Lenders that (i) it has read and understands the terms and conditions contained in this Guaranty and the other Loan Documents executed in connection with this Guaranty, (ii) its legal counsel has carefully reviewed all of the Loan Documents (including, without limitation, this Guaranty) and it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Guaranty and all other Loan Documents, (iii) it is satisfied with its legal counsel and the advice received from it, and (iv) it has relied only on its review of this Guaranty and the other Loan Documents and its own legal counsel's advice and representations (and it has not relied on any advice or representations from Administrative Agent or any Lender, or any of Administrative Agent's or any Lender's officers, employees, agents or attorneys).  No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature may be used to supplement, modify or vary any of the terms hereof.

[signatures follow on next page]

GUARANTOR:

Palomar Insurance Holdings, Inc.,

a Delaware corporation

By:
Name:David McDonald Armstrong
Title:Chief Executive Officer

Palomar Specialty Insurance Company,

an Oregon corporation

By:
Name:David McDonald Armstrong
Title:President

Palomar Excess and Surplus Insurance Company,

an Arizona corporation

By:
Name:
Title:

Palomar Insurance Agency, Inc.,

a California corporation

By:
Name:David McDonald Armstrong
Title:Chief Executive Officer

[signatures continue on following page]

Signature Page to Addendum to Guaranty

ADMINISTRATIVE AGENT:

U.S. BANK NATIONAL ASSOCIATION,

a national banking association

By:________________________________

Name:________________________________

Title:________________________________

Signature Page to Addendum to Guaranty